Exhibit 99.1

Ideal Power Reports Second Quarter 2025 Financial Results

AUSTIN, TX – August 14, 2025 -- Ideal Power Inc. (Nasdaq: IPWR) (“Ideal Power,” the “Company,” “we,” “us” or “our”), developer and innovative provider of the highly efficient and broadly patented B-TRAN® bidirectional semiconductor power switch, reports results for its second quarter ended June 30, 2025.

“Our first design win customer is nearing completion of their B-TRAN®-enabled solid-state circuit breaker (SSCB) prototype testing. Following their initial product rollout later this year, we anticipate this OEM will expand its offerings to include a suite of B-TRAN®-enabled SSCBs with a wide range of power ratings, presenting us with a significant revenue growth opportunity. Furthermore, we are now collaborating with our fourth and fifth global Tier 1 automotive suppliers as the automotive industry looks for low-loss, solid-state solutions for electric vehicle (EV) contactors. In addition, we're thrilled that Stellantis has internally approved a purchase order for custom development and packaged B-TRAN® devices targeting multiple electric vehicle applications. This strategic win will enable multiple uses of B-TRAN® across Stellantis’ EV platforms,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power.

Key Second Quarter and Recent Operational Highlights

Execution to our B-TRAN® commercial roadmap continues, including:

●

Shipped updated solid-state circuit breaker prototypes with additional capabilities to our first design win customer. The customer is nearing completion of their SSCB prototype testing and is about to start gathering feedback on this new product from their end customers ahead of the B-TRAN®-enabled product launch later this year.

●

Entered into a collaboration with a fourth global Tier 1 automotive supplier. We anticipate they will begin evaluating B-TRAN® in the near term and our understanding is that they plan to launch a formal solid-state EV contactor program within the next few months.

●

Secured order from a fifth global Tier 1 automotive supplier for several B-TRAN®-enabled devices. The customer will evaluate these devices as part of their innovative solid-state EV contactor design implementation.

●

Stellantis’ order for custom development and packaged devices targeting multiple EV applications was approved internally with Ideal Power’s receipt pending. We remain actively engaged with Stellantis, meeting regularly with them and their program partners on both EV contactor and drivetrain inverter programs and collaborating with them on automotive qualification and related requirements.

●

Added partnership with Kaimei Electronic Corp. to distribute Ideal Power’s products to their existing and prospective customers throughout Asia, alongside their own product portfolio. Asia is the world’s largest market for power electronics, and Asian companies typically adopt new technologies faster than their European and U.S. counterparts.

●

Shipped SSCB reference designs to several large companies currently evaluating our technology for SSCB or EV contactor applications. This includes two previously announced Forbes Global 500 power management market leaders, as well as our fourth and fifth global Tier 1 automotive suppliers.

●

B-TRAN® Patent Estate: Currently at 96 issued B-TRAN® patents with 47 of those issued outside of the United States and 74 pending B-TRAN® patents. Current geographic coverage includes North America, China, Taiwan, Japan, South Korea, India, and Europe.

Second Quarter 2025 Financial Results

●	Cash used in operating and investing activities in the second quarter of 2025 was $2.5 million compared to $2.2 million in the second quarter of 2024.

●	Cash used in operating and investing activities in the first half of 2025 was $4.6 million compared to $4.2 million in the first half of 2024.

●	Cash and cash equivalents totaled $11.1 million at June 30, 2025.

●	No long-term debt was outstanding at June 30, 2025.

●	Operating expenses in the second quarter of 2025 were $3.1 million compared to $2.9 million in the second quarter of 2024 driven primarily by higher research and development spending.

●	Net loss in the second quarter of 2025 was $3.0 million compared to $2.7 million in the second quarter of 2024.

2025 Milestones

For 2025, the Company has set the following milestones:

●	Secure next phase of development program with Stellantis

✔	Completed deliverables in 1H 2025 related to first design win

●	Capture additional design wins / custom development agreements

●	Start initial sales ramp in second half of year

●	Increase power rating of products

●	Complete third-party automotive qualification testing

Conference Call and Webcast: Second Quarter 2025

The Company will hold a conference call on Thursday, August 14, 2025 at 10:00 AM Eastern Time to discuss its results and host a question-and-answer session. Analysts and investors may pose questions for management during the live conference call.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 422159. It is recommended that participants call or log in 10 minutes ahead of the scheduled start time to ensure proper connection. An operator will register your name and organization. An audio replay will be available one hour after the live call until Midnight on August 28, 2025 by dialing 877-481-4010 using passcode 52771.

The live webcast and interactive Q&A will be accessible on the Company's Q2 conference call webcast portal HERE. The webcast will be archived on the Company’s website for future viewing.

Upcoming Investor Conference

H.C. Wainwright 27th Annual Global Investment Conference in New York on September 8, 2025

Ideal Power plans to participate at the H.C. Wainwright in New York on September 8, 2025. Conference attendees are encouraged to register and request a one-on-one meeting HERE with Ideal Power on September 8 or contact your H.C. Wainwright representative.

The live, interactive webcast and slide presentation will be accessible on the Company's Investor Relations website under the Events tab HERE. The timing of Ideal Power’s presentation webcast and additional information about this conference will be provided by the Company when it is available.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is the developer and innovative provider of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS/data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN®) semiconductor technology. B-TRAN® is a unique double-sided bidirectional AC switch that delivers substantial performance improvements over today’s conventional power semiconductors. Ideal Power’s B-TRAN® can reduce conduction and switching losses, complexity of thermal management and operating cost in AC power switching and control circuitry. For more information, visit the Company’s website at www.IdealPower.com, on LinkedIn, on Twitter, and on Facebook.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding the pending status of our order from Stellantis for custom development enabling multiple uses of B-TRAN® across Stellantis’ EV platforms, our expectation that the OEM from our first design win will launch its first B-TRAN®-enabled product this year and expand its offering in the future to include a suite of B-TRAN®-enabled SSCBs with a wide range of power ratings, and our understanding that the fourth global Tier 1 automotive supplier we are collaborating with will launch a formal solid-state EV contactor program within the next few months. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN® technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN® technology, the rate and degree of market acceptance for our B-TRAN®, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN®, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact

Jeff Christensen
Darrow Associates Investor Relations
jchristensen@darrowir.com

703-297-6917

IDEAL POWER INC.

Balance Sheets

(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$11,105,553	$15,842,850
Accounts receivable, net	8,175	692
Inventory	77,387	96,406
Prepayments and other current assets	233,528	356,658
Total current assets	11,424,643	16,296,606

Property and equipment, net	382,451	415,232
Intangible assets, net	2,681,808	2,611,998
Right of use asset	441,325	483,497
Other assets	17,789	19,351
Total assets	$14,948,016	$19,826,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$152,715	$104,117
Accrued expenses	663,642	374,012
Current portion of lease liability	87,915	82,681
Total current liabilities	904,272	560,810

Long-term lease liability	358,446	403,335
Other long-term liabilities	946,957	1,007,375
Total liabilities	2,209,675	1,971,520

Stockholders’ equity:
Common stock	8,499	8,337
Additional paid-in capital	125,950,104	125,327,300
Treasury stock	(13,210)	(13,210)
Accumulated deficit	(113,207,052)	(107,467,263)
Total stockholders’ equity	12,738,341	17,855,164
Total liabilities and stockholders’ equity	$14,948,016	$19,826,684

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Commercial revenue	$1,275	$1,331	$13,278	$80,070
Cost of commercial revenue	3,477	17,474	34,339	85,972
Gross profit (loss)	(2,202)	(16,143)	(21,061)	(5,902)

Operating expenses:
Research and development	1,900,019	1,562,747	3,468,011	2,929,640
General and administrative	897,239	947,384	1,797,060	1,801,072
Sales and marketing	341,033	359,739	679,193	676,350
Total operating expenses	3,138,291	2,869,870	5,944,264	5,407,062

Loss from operations	(3,140,493)	(2,886,013)	(5,965,325)	(5,412,964)

Interest income, net	103,728	223,948	225,536	281,273

Net loss	$(3,036,765)	$(2,662,065)	$(5,739,789)	$(5,131,691)

Net loss per share – basic and fully diluted	$(0.33)	$(0.31)	$(0.63)	$(0.69)

Weighted average number of shares outstanding – basic and fully diluted	9,116,519	8,514,581	9,109,225	7,417,260

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net Loss	$(5,739,789)	(5,131,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	182,107	163,871
Amortization of right of use asset	42,172	34,948
Write-off of capitalized patents	-	62,073
Write-off of property and equipment	1,201	14,459
Gain on lease termination	-	(15,319)
Stock-based compensation	714,625	745,600
Decrease (increase) in operating assets:
Accounts receivable	(7,483)	68,669
Inventory	19,019	1,788
Prepaid expenses and other current assets	124,692	160,007
Increase (decrease) in operating liabilities:
Accounts payable	48,598	(174,464)
Accrued expenses and other liabilities	229,212	135,175
Lease liability	(39,655)	(36,046)
Net cash used in operating activities	(4,425,301)	(3,970,930)

Cash flows from investing activities:
Purchase of property and equipment	(41,128)	(64,036)
Acquisition of intangible assets	(179,209)	(174,968)
Net cash used in investing activities	(220,337)	(239,004)

Cash flows from financing activities:
Net proceeds from issuance of common stock and pre-funded warrants	-	15,724,818
Exercise of options and warrants	110	86,757
Payment of taxes related to restricted stock unit vesting	(91,769)	(11,579)
Net cash provided by (used in) financing activities	(91,659)	15,799,996

Net Increase (decrease) in cash and cash equivalents	(4,737,297)	11,590,062
Cash and cash equivalents at beginning of period	15,842,850	8,474,835
Cash and cash equivalents at end of the period	$11,105,553	$20,064,897